Exhibit 10.2

FINANCIAL SERVICES AGREEMENT

This Financial Services Agreement (this “Agreement”) is made as of March 31, 2006 by and between Intelligent Buying, Inc., a California corporation (the “Company”) and Lionheart Associates, LLC (“Lionheart”) (each a “Party” and collectively referred to hereafter as the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company desires to pursue a number of strategic options, including but not limited to private placements of equity and other forms of funding, acquisitions and becoming a publicly-reporting company (collectively “Strategic Options”).

WHEREAS, to further facilitate pursuing the Strategic Options, Company desires to engage Lionheart to serve as the Company’s corporate finance and strategic advisor on the terms and for the services specified in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree in good faith as follows:

1.

Definitions.  Unless otherwise defined in this Agreement, terms appearing in initial capitalized form shall have the meaning ascribed to such terms in this.

2.

Services.  The Services, which Lionheart shall provide under this Agreement, shall include the following:

(a)

Lionheart will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company;

(b)

Lionheart will identify a number of suitable possible investors which might have an interest in evaluating participation in various contemplated financing transactions; and

(c)

Lionheart will assist the Company in preparing and analyzing a broad range of Strategic Options.

3.

Term and Termination. The term of this engagement shall be for a period commencing with the date of this Agreement and ending on the second anniversary of the commencement date and may only be extended upon the mutual written agreement of the Parties.

4.

Consideration.  In consideration for Lionheart providing the services set forth in Section 2 above, the Company will issue to Lionheart 500,000 shares of Series A Convertible Preferred Stock of the Company.  All such shares shall be accorded piggyback registration rights on all registrations other than the initial registration filed by the Company.

5.

Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Lionheart: Lionheart Associates, LLC 1275 Fairhills Drive Ossining, NY 10562 Facsimile: (646)390-8433 Attention: Edward Bronson
If to the Company: Intelligent Buying, Inc. 1116 Elko Drive Sunnyvale, CA 94089 Facsimile: Attention: Eugene Malobrodsky	Copy to: Law Offices of Robert Diener 122 Ocean Park Boulevard Suite 307 Santa Monica, California 90405 Facsimile: (310) 362-8887 Attention: Robert Diener

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

6.

Miscellaneous.

(d)

Entire Agreement.  This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

(e)

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

(f)

Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

(g)

Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of California.  The Parties hereby consent to the exclusive jurisdiction of the courts of the State of California located in Santa Clara County and the United States District Court for the Northern of California for all disputes arising under this Agreement.

(i)

Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the closing of the Merger Transactions or the termination of this Agreement.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.  No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j)

Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(k)

Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(l)

Remedies.  Lionheart shall be entitled to enforce its rights under this Agreement specifically to recover damages by reason of any breach of any provision or term of this Agreement and to exercise all other rights existing in its favor.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as an instrument under seal as of the date first written above.

Lionheart Associates, LLC

Intelligent Buying, Inc.

       /s/ Edward Bronson

/s/ Eugene Malobrodsky

By:_____________________

By:____________________________

Name:

Edward Bronson

Name:  Eugene Malobrodsky

Title:

Managing Partner

Title:    President

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